Exhibit 23.1

CONSENT of QUALIFIED PERSON

Re: Current Report on Form 8-K of Peabody Energy Corporation (the “Company”)

Xenith Consulting Pty Ltd (“Xenith”), in connection with the Company’s Current Report on Form 8-K filed on October 15, 2024 (together with any amendment or supplement thereto, the “Form 8-K”), consents to:
•the public filing by the Company and use of the Technical Report Summary titled, “TECHNICAL REPORT SUMMARY CENTURION MINE”, with an effective date of “October 15, 2024”, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit (including by incorporation by reference) to and referenced in the Form 8-K;
•the use of and references to the undersigned’s name, including the undersigned’s status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 8-K and any such Technical Report Summary; and
•any extracts from or a summary of the Technical Report Summary in the Form 8-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by the undersigned, that the undersigned supervised the preparation of, and/or that was reviewed and approved by the undersigned, that is included or incorporated by reference in the Form 8-K.

Xenith is an independent firm based in Brisbane, Australia. It has no affiliation with the Company, nor has an ownership, royalty, or other interest in the property that is the subject of the Technical Report Summary. This consent pertains to the following Sections of the Technical Report Summary. Xenith certifies that the Technical Report Summary to be filed (including by incorporation by reference) as an exhibit to as well as the references to the Technical Report Summary within the Form 8-K has been reviewed and that it fairly and accurately represents the information in the Technical Report Summary sections for which Xenith is responsible.

•Section 2 Introduction
•Section 3 Property Description
•Section 4 Accessibility, Climate, Local Resources
•Section 5 History
•Section 6 Geological Setting, Mineralization, and Deposit
•Section 7 Exploration
•Section 8 Sample Preparation, Analyses, and Security
•Section 9 Data Verification
•Section 11 Mineral Resource Estimates
•Section 21 Other Relevant Data and Information
•Corresponding Subsections of Section 1: Executive Summary
•Corresponding Subsections of Section 22: Interpretation and Conclusions
•Corresponding Subsections of Section 23: Recommendations
•Corresponding Subsections of Section 24: References
•Corresponding Subsections of Section 25: Reliance on Information Provided by Registrant

Xenith Consulting Pty Ltd

By:    ___/s/ Troy Turner_______

Name:    Troy Turner
Title:    Managing Director and CEO

Date:    October 15, 2024

CONSENT of QUALIFIED PERSON

Re: Current Report on Form 8-K of Peabody Energy Corporation (the “Company”)

I, Damien Wichlacz, Sr. Manager Mining Engineering of Peabody Energy Corporation, in connection with the Company’s Current Report on Form 8-K filed on October 15, 2024 (together with any amendment or supplement thereto, the “Form 8-K”), consent to:
•the public filing by the Company and use of the Technical Report Summary titled, “TECHNICAL REPORT SUMMARY CENTURION MINE”, with an effective date of “October 15, 2024”, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit (including by incorporation by reference) to and referenced in the Form 8-K;
•the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 8-K and any such Technical Report Summary; and
•any extracts from or a summary of the Technical Report Summary in the Form 8-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 8-K.

I am an employee of the Company and a co-author of the Technical Report Summary to be filed (including by incorporation by reference) as an exhibit to the Form 8-K. This consent pertains to the following Sections of the Technical Report Summary. I certify that I have read the Technical Report Summary to be filed (including by incorporation by reference) as an exhibit to as well as the references to the Technical Report Summary within the Form 8-K and that it fairly and accurately represents the information in the Technical Report Summary sections for which I am responsible.

•Section 2    Introduction
•Section 3    Property Description
•Section 4    Accessibility, Climate, Local Resources
•Section 5    History
•Section 10     Mineral Processing and Metallurgical Testing
•Section 12    Mineral Reserve Estimates
•Section 13    Mining Methods
•Section 14    Processing and Recovery Methods
•Section 15    Infrastructure
•Section 16    Market Studies and Material Contracts
•Section 17    Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with
    Local Individuals or Groups
•Section 18    Capital and Operating Costs
•Section 19    Economic Analysis
•Section 20    Adjacent Properties
•Section 21    Other Relevant Data and Information
•Corresponding Subsections of Section 1: Executive Summary
•Corresponding Subsections of Section 22: Interpretation and Conclusions
•Corresponding Subsections of Section 23: Recommendations
•Corresponding Subsections of Section 24: References
•Corresponding Subsections of Section 25: Reliance on Information Provided by Registrant

Signature: __/s/ Damien Wichlacz__

Date:     October 15, 2024

Damien Wichlacz
Sr. Manager Mining Engineering